Exhibit 99.1

Equinix Board Approves Plan to Pursue REIT Conversion

Proposed Conversion Aligns With Strategy to Deliver Long-Term Value to Equinix Shareholders

REDWOOD CITY, Calif.--(BUSINESS WIRE)--September 13, 2012--Equinix, Inc. (Nasdaq:EQIX), the global interconnection and data center company, today announced that its Board of Directors has approved a plan for Equinix to pursue conversion to a real estate investment trust (REIT). Equinix’s Board reached this decision after thorough analysis of various structures, including alternative financing, capital, and tax strategies, designed to maximize long-term shareholder value. If Equinix is ultimately successful in the conversion process, Equinix expects to elect REIT status for its taxable year beginning January 1, 2015.

Peter Van Camp, Executive Chairman of Equinix, said, “We are committed to creating long-term shareholder value. The REIT structure supports this objective and positions us to achieve profitable, strategic growth domestically and internationally. We believe the conversion process, and the REIT structure itself, will have virtually no impact on the delivery of services to our customers or the performance of our global platform of high performance data centers.”

“As a REIT, we will be able to provide our shareholders with regular distributions from earnings. While operating as a REIT, we will continue to fully execute on our global growth strategy of expanding in markets where demand and financial return warrant. We are executing with discipline and focus, and remain on target to generate over $3.0 billion in annual revenue by 2015 and positive adjusted free cash flow in 2013, excluding REIT conversion costs and tax liabilities,” said Steve Smith, CEO of Equinix. “We have already seen several of our peers in the data center industry operate under a REIT structure, and we believe that this tax-efficient structure will enhance shareholder value and enable us to be even more competitive.”

Equinix has determined that it is advisable to seek a private letter ruling (PLR) from the Internal Revenue Service (IRS) in connection with its proposed REIT conversion, and anticipates filing the PLR request with the IRS by the end of 2012. Equinix expects to seek favorable rulings from the IRS on numerous technical tax issues, including classification of Equinix’s data center assets as qualified real estate assets. Even after utilization of available net operating loss carryforwards, classifying Equinix assets as real estate is expected to result in a tax liability due to the reclassification to real property of certain assets that had been depreciated and amortized as personal property and the resulting recapture of depreciation and amortization expenses. The total recapture of depreciation and amortization expenses across all relevant assets is expected to result in U.S. tax liabilities of approximately $340 to $420 million, which have been accrued as income tax liabilities on Equinix’s balance sheet. These amounts may still be payable in the four-year period starting 2012 even if Equinix abandons the conversion plan for, among other reasons, failing to receive the PLR it is seeking. As Equinix will use its net operating loss carryforwards (“NOLs”) to offset a portion of these tax liabilities, it anticipates that it will utilize all of its NOLs in 2012.

In accordance with tax rules applicable to REIT conversions, Equinix expects to issue a special distribution to Equinix shareholders of undistributed accumulated earnings and profits (E&P) of approximately $700 to $1,100 million, to be paid out in a combination of up to 20% in cash and at least 80% in Equinix common stock. Equinix expects to make the E&P distribution only after receiving a favorable PLR from the IRS and anticipates making a significant portion of its E&P distribution before 2015, with the balance distributed in 2015. In addition, following the completion of the REIT conversion, Equinix intends to declare regular distributions to its shareholders.

“We will be preserving the growth characteristics of the company while optimizing our global tax strategies, creating significant shareholder value,” said Keith Taylor, CFO of Equinix. “We have done the work necessary to feel comfortable that we can operate as a REIT. However, there are a number of hurdles yet to be cleared given the operational complexities to be addressed prior to conversion.”

Equinix believes it can meet the operational and technical REIT requirements by reorganizing its operations to facilitate its qualification as a REIT. As part of this reorganization, Equinix expects to structure its domestic operations and a portion of its international operations as Qualified REIT Subsidiaries (QRS). Equinix’s planned timeframe for REIT election is driven by a number of factors, including: (1) the requirement to separate Equinix’s domestic business into Taxable REIT Subsidiaries (TRS) and QRS; (2) the extent of Equinix’s global operations and the need to separate certain of its international subsidiaries into the QRS/TRS structure; (3) the complexity of required modifications to internal accounting, information technology and real estate systems; (4) further review and development of optimal domestic and international structures; and (5) refinement of the REIT testing process.

Equinix expects, in addition to its E&P distribution and recapture of depreciation and amortization expenses, to incur approximately $50 to $80 million in costs to support the conversion process. If the conversion is ultimately successful, Equinix expects to incur additional annual compliance costs of approximately $5 to $10 million.

The company will consider the issuance of debt and/or equity to support projected conversion-related cash requirements, including shareholder distributions, tax payments and other conversion costs noted above.

In addition to other actions required in connection with the proposed REIT conversion, Equinix will be required to obtain shareholder approval to effect the necessary corporate reorganization, including the addition of a provision in Equinix’s charter to establish REIT-related ownership restrictions. Should Equinix fail to complete the conversion process, it still will have incurred substantial costs in this effort.

Principal advisors to Equinix related to the proposed REIT conversion are Sullivan & Worcester LLP, J.P. Morgan Securities LLC, Green Street Advisors, and Deloitte Tax LLP.

Equinix expects to discuss its plan to convert to a REIT on its quarterly conference call for the third quarter 2012.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 38 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

  This press release states that Equinix plans to pursue conversion to a REIT and that Equinix believes it can meet the operational and technical REIT requirements. In fact, there are significant implementation and operational complexities to address before Equinix can convert to a REIT, including obtaining a favorable PLR from the IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving shareholder approvals and making the E&P distribution. Equinix can provide no assurance when conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the Code), to Equinix’s operations as well as various factual determinations concerning matters and circumstances not entirely within Equinix’s control. Although, if it converts to a REIT, Equinix plans to operate in a manner consistent with the REIT qualification rules, Equinix cannot give assurance that it will so qualify or remain so qualified.

  This press release states that Equinix expects to fully execute on its growth strategy. However, Equinix may be unsuccessful in executing on its growth strategy for a number of reasons, including complying with tax rules relating to REITs. Under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRS and other nonqualifying assets. This limitation may affect Equinix’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder Equinix’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.
  This press release restates certain of Equinix’s expectations for annual revenue and adjusted free cash flow targets, but actual results may differ materially from these expectations. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies Equinix has acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks.
  This press release states that Equinix expects to seek a PLR from the IRS before converting to a REIT. Equinix can provide no assurance that it will receive a favorable PLR from the IRS, or that it will receive such a ruling in a timely manner to convert successfully to a REIT as of January 1, 2015. Further, changes in legislation or the federal tax rules can adversely impact Equinix’s ability to convert to a REIT or the benefits of being a REIT.
  This press release states that Equinix plans to elect REIT status for the taxable year beginning January 1, 2015. In fact, Equinix does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this press release, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond Equinix’s control.
  This press release states that Equinix believes electing REIT status will provide significant benefits to shareholders, enhance value and provide regular distributions from earnings. Equinix’s Board of Directors considered a variety of strategies, and there can be no assurance that conversion to a REIT will be the most beneficial of the alternatives considered.
  This press release states that Equinix anticipates its NOLs will be used in 2012, in part as a result of using them to shield a portion of the depreciation recapture tax liabilities. In fact, Equinix can provide no assurance as to when its NOLs will be fully utilized, the timing of which would be impacted by, among other factors, Equinix’s profitability.
  This press release provides an estimated range of Equinix’s E&P distribution. Equinix is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of Equinix’s 2011 taxable year using Equinix’s historical tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual result of the study relating to Equinix’s pre-REIT accumulated earnings and profits as of the close of Equinix’s 2011 taxable year may be materially different from Equinix’s current estimates. In addition, the estimated range of the E&P distribution is also based on Equinix’s projected taxable income for its 2012, 2013, and 2014 taxable years and its current business plans and performance, but Equinix’s actual earnings and profits (and the actual E&P distribution) will vary depending on, among other items, the timing of certain transactions, its actual taxable income and performance for 2012, 2013, and 2014 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits. For these reasons and others, Equinix’s actual E&P distribution may be materially different from the currently estimated range.

  This press release states that Equinix anticipates making a significant portion of the E&P distribution before 2015, with the balance distributed in 2015, to be paid out in a combination of up to 20% in cash and at least 80% in Equinix common stock. The timing of the planned E&P distribution, which may or may not occur, may be affected by potential tax law changes, the completion of various phases of the REIT conversion process and other factors beyond Equinix’s control. In addition, Equinix may decide, based on its cash flows, strategic plans, IRS revenue procedures relating to distributions of earnings and profits, leverage and other factors, to pay these amounts in a different mix of cash and common stock.
  This press release states that Equinix plans to make regular distributions to shareholders after the completion of the REIT conversion process. Equinix can provide no assurance that it will make future distributions, and any future distributions will be dependent on Equinix’s cash flows, as well as the impact of alternative, more attractive investments to distributions.
  This press release provides ranges of Equinix’s estimated costs to convert to a REIT, including estimated tax liabilities associated with a change in the company’s method of depreciating and amortizing various assets and annual compliance costs. Equinix’s estimate of these taxes and other costs may not be accurate, and such costs may turn out to be higher than Equinix’s estimates due to unanticipated outcomes in the PLR, changes in Equinix’s business support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors.
  This press release states that Equinix may issue a portion of the E&P distribution in shares of its common stock and that it will consider the issuance of equity to support projected conversion-related cash requirements. Whether Equinix issues equity, at what price and amount and other terms of any such issuances, will depend on many factors, including alternative sources of capital, Equinix’s then existing leverage, Equinix’s need for additional capital, market conditions and other factors beyond Equinix’s control. If Equinix raises additional funds through the issuance of equity securities or debt convertible into equity securities, the percentage of stock ownership by Equinix’s existing shareholders may be reduced. In addition, new equity securities or convertible debt securities could have rights, preferences, and privileges senior to those of Equinix’s current shareholders, which could substantially decrease the value of Equinix’s securities owned by them. Depending on the share price Equinix is able to obtain, it may have to sell a significant number of shares in order to raise the capital it deems necessary to execute its long-term strategy. Equinix’s shareholders may experience dilution in the value of their shares as a result.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in its filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

CONTACT:
Equinix, Inc.
Katrina Rymill, +1 650-598-6583 (Investor Relations)
krymill@equinix.com
Jason Starr, +1 650-598-6020 (Investor Relations)
jstarr@equinix.com
Melissa Neumann, +1 650-598-6098 (Media)
mneumann@equinix.com
or
GolinHarris for Equinix
Liam Rose, +1 415-318-4380 (Media)
lrose@golinharris.com